As filed with the Securities and Exchange Commission on July 24, 2001
              Securities Act File No. 333-_________; Exchange Act File No. 27321

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                BAIL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                         1311                    84-1493152
 -----------------------------    --------------------------       ------------
(State or other jurisdiction of  (Primary Standard Industrial     (IRS Employer
 incorporation or organization)   Classification Code Number)         Id No.)


                                  11952 Farley
                            Shawnee Mission, KS 66213
                                 (913) 814-8313
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                              Charles A. Ross, Sr.
                     11952 Farley, Shawnee Mission, KS 66213
                                 (913) 814-8313
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copies of Communications to:
                                Roger V. Davidson
                    Ballard, Spahr, Andrews & Ingersoll, LLP
              1225 17th Street, Suite 2300, Denver, Colorado 80202
                                 (303) 292-2400

          Approximate date of commencement of proposed sale to public: as soon as practicable after the registration statement becomes effective.

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                  CALCULATION OF REGISTRATION FEE

------------------------ ----------------- ------------------- ---------------------- ------------
                                             Proposed Maximum     Proposed Maximum    Amount of
Title of Securities to   Amount to be       Offering Price per   Aggregate Offering   Registration
Be Registered            Registered(1)           Share(2)               Price         Fee(3)
------------------------ ----------------- ------------------- ---------------------- ------------
Common stock, no par     1,440,000 shares   $0.25                $360,000             $90
value
------------------------ ----------------- ------------------- ---------------------- ------------

(1) This registration statement covers an additional indeterminate number of shares of the Registrant's common stock which may be issued in accordance with Rule 416.

(2) Solely for purpose of computing the registration fee in accordance with Rule 457(c), the price shown is based upon the price of $0.25 per share.
     The Registrant's common stock is not currently listed or quoted on any quotation medium. The price of the shares was determined by the Registrant on the basis of the last sale price received by the Registrant for shares of its common stock.

(3) Calculated under Section 6(b) of the Securities Act as $.000250 of the aggregate offering price.


          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                       ii


                                                  BAIL CORPORATION
                                                CROSS REFERENCE SHEET

SB-2          S-B
Item          Item      Item Topic                                        Location/ Caption in Prospectus
----          ----      ----------                                        -------------------------------
Part I
1             501       Front of Registration Statement and Outside       Front of Registration Statement and
                        Front Cover Page of Prospectus                    Outside Front Cover Page of
                                                                          Prospectus

2             502       Inside Front and Outside Back Cover Pages         Inside Front Cover Page
                        of Prospectus

3             503       Summary Information and Risk Factors              Prospectus Summary; Risk Factors

4             504       Use of Proceeds                                   Use of Proceeds

5             505       Determination of Offering Price                   Plan of Distribution

6             506       Dilution                                          not applicable

7             507       Selling Security Holders                          Selling Security Holders

8             508       Plan of Distribution                              Plan of Distribution

9             103       Legal Proceedings                                 Legal Proceedings

10            401       Directors, Executive Officers,                    Management
                        Promoters andControl Persons

11            403       Security Ownership of Certain Beneficial          Security Ownership of Certain Owners
                        Owners and Management                             and Management

12            202       Description of Securities                         Description of Our Stock

13            509       Interest of Named Experts and Counsel             Legal Matters; Experts

14            510       Disclosure of Commission Position on              Securities and Exchange Commission
                        Indemnification for Securities Act                Position on Certain Indemnification
                        Liabilities

15            404       Organization Within Last Five Years               Certain Transactions

16            101       Description of Business                           About Us and Our Current Plan of
                                                                          Operation

17            303       Management's Discussion and Analysis or           About Us and Our Current Plan of
                        Plan of Operation                                 Operation

18            102       Description of Property                           About Us and Our Current Plan of
                                                                          Operation

19            404       Certain Relationships and Related                 Certain Transactions
                        Transactions

20            201       Market for Common Equity and Related              Market for Common Stock and
                        Stockholder Matters                               Related Shareholder Matters; Shares
                                                                          Eligible for Future Sale

21            402       Executive Compensation                            Execution Compensation

22            310       Financial Statements                              Financial Statements

                                                        iii


                                                  BAIL CORPORATION
                                                CROSS REFERENCE SHEET

SB-2          S-B
Item          Item      Item Topic                                        Location/ Caption in Prospectus
----          ----      ----------                                        -------------------------------
23            304       Changes In and Disagreement with                  not applicable
                        Accountants on Accounting and Financial
                        Disclosure

Part II
24            702       Indemnification of Directors and Officers

25            511       Other Expenses of Issuance and Distribution

26            701       Recent Sales of Unregistered Securities

27            601       Exhibits

28            512       Undertakings

                                           iv

                  Subject to Completion - - Dated July 24, 2001
            --------------------------------------------------------

                                   PROSPECTUS

                                Bail Corporation

                        1,440,000 Shares of Common Stock


          The shares of our common stock covered by this prospectus are being sold by the security holders listed under the heading "Selling Security Holders." Those selling security holders previously received their shares of common stock from us. We will not receive any of the proceeds from the sales of the shares of common stock by the selling security holders. While presently there is no market for our securities, our management intends to establish trading of our common stock through the over-the-counter bulletin board, or OTC Bulletin Board, established by the National Association of Securities Dealers, Inc. The selling security holders may sell these shares from time to time in over the counter market transactions, in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions.

          Our common stock is not currently listed or quoted on any quotation medium.

          There are certain risks involved with the ownership of our common stock, including risks related to our new business and the market for our common stock. (See "Risk Factors" beginning on page 4.)

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                 The date of this prospectus is _________, 2001

                                Table of Contents

                                                                            Page

ABOUT THIS PROSPECTUS..........................................................1

INFORMATION MADE AVAILABLE TO YOU..............................................1

PROSPECTUS SUMMARY.............................................................2

RISK FACTORS...................................................................4

USE OF PROCEEDS................................................................9

ABOUT US AND OUR CURRENT PLAN OF OPERATION.....................................9

MANAGEMENT....................................................................14

EXECUTIVE COMPENSATION........................................................15

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT...........................16

SELLING SECURITY HOLDERS......................................................17

PLAN OF DISTRIBUTION..........................................................19

CERTAIN TRANSACTIONS..........................................................20

DESCRIPTION OF OUR STOCK......................................................20

SHARES ELIGIBLE FOR FUTURE SALE...............................................21

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.......................22

LEGAL MATTERS.................................................................23

EXPERTS.......................................................................23

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN
     INDEMNIFICATION..........................................................23

INDEX TO FINANCIAL STATEMENTS................................................F-1

                              ABOUT THIS PROSPECTUS

          You only should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                        INFORMATION MADE AVAILABLE TO YOU

          This prospectus is part of a Registration Statement on Form SB-2 that we filed with the Securities and Exchange Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.

          We file annual reports, quarterly reports and current reports, proxy statements and other information with the SEC. Our file number is 27321. We are required to file electronic versions of these documents with the SEC. Those documents may be accessed through the SEC's Internet site at http://www.sec.gov.

          You may read and copy materials that we have filed with the SEC, including the Registration Statement, at the following SEC public reference rooms:

450 Fifth Street, N.W.       Northwest Atrium Center       7 World Trade Center
Room 1024                    500 West Madison Street,      Suite 1300
Washington, DC  20549        Suite 1400                    New York, NY  10048
                             Chicago, IL  60661

You can call the SEC at 1-800-732-0330 for further information about the public reference room.

                               PROSPECTUS SUMMARY

          This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 4.

About Us

          We were formed as a development stage (blank check) company on April 9, 1998, with the purpose of evaluating, structuring, and completing a merger with, or acquisition of, a privately owned company desiring the perceived benefits offered by us as a result of our having a class of securities registered under the Exchange Act of 1934. On or about March 3, 2001, Mr. Charles A. Ross, Sr., currently our sole officer and director, entered into an agreement to acquire approximately 73% of our outstanding shares in order to acquire control of us and to change us from an inactive company to a company active in the oil and gas business. We currently are seeking to acquire oil and gas leases in portions of southeast Kansas to drill for coal bed methane gas.

          Our principal business office is located at 11952 Farley, Shawnee Mission, Kansas 66213. The telephone number at that address is (913) 814-8313.

Forward-Looking Statements

          This prospectus contains forward-looking statements that concern our business. Such statements are not guarantees of future performance and actual results or developments could differ materially from those expressed or implied in such statements as a result of certain factors, including those factors set forth in "About Us and Our Current Plan of Operation," "Risk Factors" and elsewhere in this prospectus. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe, intend or anticipate will or may occur in the future, including the following matters, are forward looking statements:

     o    our ability to acquire valuable properties,

     o    future capital costs of acquisitions and exploration,

     o    the size of various markets,

     o    market share,

     o    project margins,

     o    business strategies, and

     o    expansion and growth of our operations.

These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of the following:

     o    historical trends,

     o    current conditions,

     o    expected future developments, and

     o    other factors we believe are appropriate under the circumstances.

Such statements are subject to a number of assumptions including the following:

     o risks and uncertainties, including the risk factors in this prospectus,

     o    general economic and business conditions,

     o    the business opportunities that may be presented to and pursued by us,

     o changes in laws or regulations and other factors, many of which are beyond our control, and

     o    ability to obtain financing on favorable conditions.

The cautionary statements contained or referred to in this prospectus should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Capital Structure

Shares of common stock authorized:  20,000,000

Shares of common stock outstanding prior to this offering: 5,640,000

Shares of preferred stock authorized:  5,000,000

Shares of preferred stock outstanding prior to this offering:  0

The Offering

          Of the 5,640,000 shares of common stock outstanding prior to this offering, 1,440,000 shares are being offered for resale pursuant to this prospectus. While presently there is no market for our securities, our management intends to establish trading of our common stock through the OTC Bulletin Board established by the NASD. The selling security holders may sell these shares from time to time in over the counter market transactions, in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions.

Summary Financial Information

          The following tables set forth summary financial information and other equity information about us. You should read this summary information in conjunction with "About Us and Our Current Plan of Operation" which includes a discussion of factors materially affecting the comparability of the information presented, and in conjunction with our financial statements included elsewhere in this prospectus.


                                          Fiscal Year Ended    Fiscal Year Ended
                                          April 30, 2000(1)    March 31, 2001(1)
Statement of Operations Data
----------------------------

Income (from interest)                           $57                  $8
Net Loss                                      (5,269)             (6,438)
Loss per Share                                  --   (2)            --   (2)
Weighted Average Shares Outstanding        1,230,000           1,230,000

(1)  On April 18, 2001, we changed our fiscal year-end from April 30 to March
     31.
(2)  Less than $0.01 per share.

Balance Sheet Data
------------------
Cash                                          $  161             $    73
Total Assets                                  $  267             $10,073
Total Liabilities                             $3,471             $18,615
Stockholders' Deficit                         (3,204)             (8,542)

                                  RISK FACTORS

          The purchase of our common stock is a substantial transaction involving a high degree of risk. Prior to making an investment decision, you should carefully consider, together with the other information contained in this prospectus, the following risk factors. The order in which these risk factors are presented is not necessarily indicative of the magnitude of the risk described.

Risk Factors Relating to Our Status as a Start-up

We have a limited operating history and are subject to the risks associated with a new business.

          We are subject to all the risks associated with a new business enterprise. Although we have been in business since April 1998, we have been essentially dormant since then and only recently have developed a new plan of operation to acquire oil and gas leases, production and/or related assets. Thus, we have a very limited operating history upon which an evaluation of our business and prospects can be based. The likelihood of our success should be considered relative to the problems frequently encountered in connection with the operation and development of a new business operating in a competitive industry, including, but not limited to, the ability to fund our operations from unpredictable cash flow and capital-raising transactions. There can be no assurance that we will achieve the objectives set forth herein.

We anticipate continued losses for the foreseeable future.

          We have not been profitable since our inception. We incurred a net loss of $6,438 during the 11 months ended March 31, 2001. To date we have not had any revenue or earnings from operations and we will continue, in all likelihood, to sustain operating expenses without corresponding revenues until we are able to successfully implement our new plan of operation, if ever.

          Even if we are able to implement our new plan, we may experience fluctuations in future operating results due to a variety of factors, including the following:

     o    general economic conditions,

     o    economic conditions in the oil and gas industry, and

     o capital and other costs relating to the acquisition and exploration of oil and gas properties.

Many of these factors are out of our control. Furthermore, our current business plan may not result in income from operations. Cash flow will be created only if our investments in oil and gas assets later become liquid or our investments are subsequently acquired by third parties.

          There can be no assurance that our operations will generate sufficient revenues to become profitable or that if we become profitable, that we will be able to sustain profitability.

We will need to obtain additional financing to implement our business plan.

          Our capital requirements will be significant as we are attempting to redefine our business from a position where we have no revenue producing assets, no significant assets or financial resources, and no revenues or earnings from operations since our formation. We do not expect to have any revenues from operations prior to acquiring and developing suitable oil and gas properties.

          We do not currently own any oil and gas properties or interests. We intend to use a portion of the proceeds from our recent private sales of common stock to acquire oil and gas leases. See "About Us and Our Current Plan of Operation - Liquidity and Capital Resources."

          We will need to raise additional funds to explore, drill, test and complete wells on the oil and gas properties that we acquire. We anticipate that each well will cost approximately $40,000 to explore, drill, test and complete. We currently do not have any binding commitments for, or readily available sources of, additional financing.

          If we do not obtain additional financing we will be forced to curtail or abandon our future operational plans. We cannot assure you that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonably terms.

          Even if we obtain additional financing and are able to expand our business, there is no assurance that our shareholders will derive a profit from an investment in us.

Additional infusions of capital may have a dilutive effect on your investment.

          Any additional equity financing that we receive may involve substantial dilution to our then-existing shareholders. Furthermore, we may issue stock to acquire properties, assets, or businesses. In the event that any such shares are issued, the proportionate ownership and voting power of other shareholders may be reduced.

There is substantial doubt that we can continue as a going concern.

          Our auditors have included an explanatory paragraph in their opinion on our financial statements for the year ended March 31, 2001, to state that our losses since inception and our net capital deficit at March 31, 2001 raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising additional capital and achieving profitable operations through the acquisition and development/ exploitation of oil and gas producing properties. We cannot assure you that our business plans will be successful in addressing this issue.

Risk Factors Relating to Our New Plan of Operations

We may not be successful in acquiring and developing oil and gas properties.

          The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact. As a result, we may not recover the purchase price of a property from the sale of production from that property, or may not recognize an acceptable return from properties we acquire. In addition, we cannot assure you that our exploitation and development activities will result in any reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital or other factors, such as price controls. In addition, the costs of exploitation and development may materially exceed initial estimates.

There are drilling risks associated with oil and gas operations.

          The drilling of oil and gas wells involves a high degree of risk, especially the risk of dry holes or of wells that are not sufficiently productive to provide an economic return on the capital expended to drill the wells. In addition, our drilling operations may be curtailed, delayed or cancelled as a result of numerous factors, including the following:

     o    fires, explosions, cratering, or blow-outs,

     o unexpected formations or pressures that could cause environmental damage, personal injury or damage to equipment,

     o    title problems,

     o    weather conditions,

     o    compliance with governmental requirements,

     o    equipment failure or shortages in the delivery of equipment, and

     o    unavailability of third parties to conduct our drilling operations.

          The occurrence of any of these risks could result in losses to us. We will maintain insurance against some of these risks in amounts that we believe to be reasonable and in accordance with customary industry practices. The occurrence of a significant event that is not fully insured could have a material adverse effect on our financial position.

We will compete with companies with greater market share and resources.

          We will compete in the area of exploiting natural resources with other companies which have substantially greater market share, greater financial and other resources, better name recognition and longer operating histories than we do, which may adversely affect our ability to compete. Because of this competition, we may not be able to acquire or lease desirable oil and gas properties or to hire third parties to drill our properties.

Our financial results may be adversely affected by volatile oil and gas prices.

          Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors that are beyond our control. These factors include:

     o    international political conditions (including wars and civil unrest),

     o    the domestic and foreign supply of oil and gas,

     o    the level of consumer demand,

     o    weather conditions,

     o    domestic and foreign governmental regulations and other actions,

     o    actions taken by the Organization of Petroleum Exporting Countries
          (OPEC),

     o    the price and availability of alternative fuels, and

     o    overall economic conditions.

Our revenues, profitability and liquidity will be dependent upon prevailing prices for oil and natural gas. Any substantial or extended decline in the price of oil and/or natural gas would have a material adverse effect on our financial condition and results of operations.

          Furthermore, we expect that our quarterly operating results may fluctuate significantly due to the fluctuation of oil and gas prices. If our operating results in one or more quarters do not meet expectations, the market for our common stock could be materially adversely affected.

Compliance with environmental and other governmental regulations could be costly and negatively affect our operations.

          There can be no assurance that we will not incur significant costs in the future to comply with laws passed by federal, state and local governments relating to our oil and gas business. The production and sale of oil and gas are subject to a variety of federal, state and local government regulations including regulation of the following:

     o    the prevention of waste,

     o    the discharge of materials into the environment,

     o    the conservation of oil and natural gas,

     o    pollution,

     o    permits for drilling operations,

     o    drilling bonds,

     o    reports concerning operations,

     o    the spacing of wells,

     o    the unitization and pooling of properties, and

     o    various other matters, including taxes.

          Under these laws and regulations, we could be liable for personal injury and clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. Although we will maintain insurance coverage for some environmental damages, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or we may be required to cease exploration on leased properties in the event of environmental damages.

          Additionally, many jurisdictions have imposed, at various times, limitations on the production of oil and gas by restricting the rate of flow for oil and gas wells below their actual capacity to produce. Many states have raised state taxes on energy sources and additional increases may occur. There can be no certainty of the effect that increases in state energy taxes will have on oil and natural gas prices.

Information in this prospectus regarding our future exploration and development activities reflects our current intent and is subject to change.

          We describe our current exploration and development plans in this prospectus. Whether we ultimately undertake an exploitation or exploration project will depend on the following factors:

     o    availability and cost of capital,

     o    receipt of seismic data,

     o    current and forecasted oil or gas prices,

     o the costs and availability of drilling rigs and other equipment, supplies and personnel necessary to conduct these operations,

     o    success or failure of activities in similar areas,

     o    changes in the estimates of the costs to complete project,

     o our ability to attract other industry partners to acquire a portion of the working interest to reduce exposure to costs and risks, and

     o    decisions of any joint working interest owners.

          We will continue to gather data about our proposed projects, and it is possible that additional information may cause us to alter our schedule or determine that a project should not be pursued at all. You should understand that our plans regarding our projects are subject to change.

Other Risk Factors Relating to Our Business

We arbitrarily determined the offering price of our common stock.

          We recently completed a private placement of 360,000 shares of our common stock at a price of $0.25 per share. The offering price of the shares was arbitrarily determined by us and bears no relationship to our assets, book value, earnings or other generally accepted criteria of value. Furthermore, the offering price provides no indication of the value of our common stock. In determining the offering price, we considered such factors as our limited financial resources, the nature of our assets, estimates of our business potential, general economic conditions, and the funds necessary for us to achieve our objectives in the offering.

We have not previously paid dividends on our common stock.

          Investors in our common stock will likely not derive any profits from their investment for the foreseeable future other than through price appreciation of our common stock. We have not previously paid any cash or other dividends on our common stock and do not anticipate payment of any dividends for the foreseeable future. We anticipate that any earnings would be retained by us to finance our operations and future growth and expansion.

Our common stock is inactively traded.

          Although our common stock is widely held, there currently is not an active trading market for our common stock and our common stock currently has no trading symbol. While presently there is no market for our securities, our management intends to establish trading of our common stock through the OTC Bulletin Board established by the NASD. Other than applying for a trading symbol and pre-clearing our shares for trading, we do not intend to undertake any efforts to cause a market to develop in our securities.

          To the extent that there will be trading in our common stock, of which there is no assurance, our common stock will trade in the over-the-counter market and will be quoted on the OTC Bulletin Board. Our common stock will not be quoted on the Nasdaq system or any exchange for the foreseeable future. It should be assumed that even with the OTC Bulletin Board quote of our common stock, there will be an extremely limited trading market and very little liquidity for our common stock. There can be no assurance that if an active trading market for our common stock develops, that it can be maintained.

Our common stock will be subject to the "penny stock" regulations for the foreseeable future.

          Generally, penny stocks are equity securities with a price of less than $5.00 which are not quoted on the national exchange or the Nasdaq system. Our common stock currently does not qualify for any exemption to the penny stock regulations because it will be quoted on the OTC Bulletin Board, if it is quoted at all. The penny stock rules require a broker/dealer to deliver, prior to a transaction in a penny stock, a standardized risk disclosure document prescribed by the SEC and to provide the potential purchaser of penny stock with the following information:

     o    information about penny stocks,

     o    the nature and level of risk in the penny stock market,

     o    the bid and offer quotations for the stock, and

     o    other burdensome and detailed information.

Those delivery and disclosure requirements tend to reduce the level of interest of broker/dealers in dealing with penny stocks, which could have the effect of reducing the level of trading activity in the secondary market for our common stock during the time that the price of our common stock remains below $5.00. If the price of our common stock remains below $5.00, the penny stock regulations could reduce the liquidity of our common stock and make it more difficult for investors to sell our common stock.

The price of our common stock could be volatile.

          Any market price for shares of our common stock is likely to be volatile for the foreseeable future. The trading prices of our common stock could be subject to wide fluctuations in response to a variety of factors, including the following:

     o    limited trading market,

     o quarterly variations in actual or anticipated results of our operations, and

     o    changes in analysts' earnings estimates.

Shares eligible for future sale by our current shareholders may adversely affect our stock price.

          The possibility that substantial amounts of shares of our common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities. We currently have 5,640,000 shares of common stock outstanding, of which 1,440,000 shares are being registered for resale under this prospectus. All of the 4,200,000 outstanding shares of common stock not registered for resale hereunder are "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933. Those restricted securities may only be sold by a registration statement under the Securities Act or under another exemption under the Securities Act.

          The resale of 1,440,000 shares of common stock classified as "restricted securities" has been registered with the SEC under this prospectus. Those securities will become tradable without restriction or further registration to the extent they are sold to persons not affiliated with us. See "Shares Eligible for Future Sale."

          No prediction can be made as to the effect, if any, that sales of shares of common stock or even the availability of such shares for sale will have on the market prices of our common stock prevailing from time to time.

Our Articles of Incorporation eliminate our directors' liability.

          Our Articles of Incorporation contain a provision eliminating our directors' liability to us or our shareholders for monetary damages for a breach of their fiduciary duty. However, a director's liability is not eliminated in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation also obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. While we believe that these provisions are very standard and necessary to assist us in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate our directors against liability for actions which damage us or our shareholders. Furthermore our assets could be used or attached to satisfy any liabilities subject to such indemnification.

Our controlling shareholders may be able to significantly affect the actions we take.

          Gary J. Grieco directly owns 22.2% of our outstanding common stock and Jeffrey P. Frazier and Terrie L. Pham each directly own 17.7% of our outstanding common stock. Charles Ross, our sole officer and director, directly owns 16% of our outstanding common stock. See "Security Ownership of Certain Owners and Management." Mr. Grieco, Mr. Frazier, Ms. Pham and/or Mr. Ross, as a result of their stock ownership, may be in a position to significantly affect the corporate actions we take.

We depend on our President.

          Mr. Ross, our President and sole officer, has not entered into a written employment agreement with us and he is not expected to do so in the foreseeable future. We have not obtained key man life insurance on Mr. Ross. The loss of Mr. Ross' services could adversely affect the development of our business and our likelihood of implementing our business plan and continuing operations.

                                 USE OF PROCEEDS

          We will not receive any proceeds from the sale of the shares of common stock by the selling security holders.

                   ABOUT US AND OUR CURRENT PLAN OF OPERATION

Our Recent History

          We were incorporated in Colorado on April 9, 1998, as a "blank check" company for the purpose of evaluating, structuring, and completing a merger with, or acquisition of, a privately owned corporation. Our purpose was to provide a method for a foreign or domestic private company to become a reporting (or public) company whose securities would be qualified for trading in the United States secondary market. In furtherance of these goals, on September 13, 1999, our management voluntarily filed a registration statement on Form 10-SB with the Securities and Exchange Commission and we became a reporting company. Our management also actively sought a suitable acquisition or merger candidate but did not find one. Consequently, we have not had a source of cash flow or income since our inception.

          On or about March 3, 2001, we and our largest shareholder, Corporate Management Services, Inc. or CMS, entered into an Agreement for the Purchase of Common Stock whereby CMS sold a controlling interest to Mr. Charles A. Ross, Sr. in order to change us from an inactive company to a company active in the oil and gas business. Prior to entering into the stock purchase agreement, Mr. Ross was not affiliated with us and did not own any of our common stock.

          In connection with Mr. Ross' acquisition of a controlling interest, our then sole officer and director, Mr. George Andrews, resigned and Mr. Ross became our President and sole director. We have moved our principal place of business from Littleton, Colorado, to Shawnee Mission, Kansas. In April 2001, we changed our fiscal year end from April 30 to March 31.

Our Current Plan of Operation

          We intend to acquire and develop oil and gas producing properties in the United States. This may be accomplished by way of leasing oil and gas interests and drilling the leased property to prove reserves or by acquiring working interests in production or reserves.

          Commencing on March 20, 2001, we attempted to acquire interests in 125,000 acres in the northeast region of Alabama for the purpose of conducting pre-drilling activities to determine the prospects for drilling or farming out our interest. However, these negotiations failed because we could not obtain adequate guarantees of good title and because we felt there was insufficient historical engineering and geological information regarding prior drilling activities on the property.

          Subsequently we attempted to acquire drilling interests on approximately 3,500 acres in Unitah County, Utah, from a Denver-based oil and gas exploration company. Our management determined that the available seismic data was not adequate to determine appropriate drilling locations and therefore a seismic 3-D analysis would be appropriate. However, our management estimated that the cost of such analysis, together with other appropriate pre-drilling activities, would have been approximately $250,000. Based on our current financial situation, we determined that we did not have adequate financial resources to pursue these interests.

          Currently we are seeking to acquire oil and gas leases in portions of southeast Kansas to drill for coal bed methane gas. We have retained a geological consultant to identify areas in southeast Kansas suitable for coal bed methane exploration and development. We are interested in properties lying in the Cherokee Basin which contain Pennsylvanian age coal beds. These coal beds are believed to be contiguous from the northern part of the basin that runs from the Bourbon Arch in the north to the state border with Oklahoma to the south.

          Historically, coal bed methane gas flow rates for wells completed in the Cherokee Basin south of Miami and Johnson Counties in Kansas and south of Jackson County in Missouri have varied from 50 to over 900 thousand cubic feet (or "Mcf") from a single four foot coal seam or black shale. Water production from these wells generally has been less than 50 barrels per day initially, eventually dropping to below 10 barrels per day. Other wells drilled in the Cherokee Basin within the last 15 years have reported similar reservoir thickness and production rates in Labette, Wilson, Neosho and Cherokee Counties, Kansas.

          We recently have opened an office in Burlington, Kansas for $350.00 per month and, with the help of our consultant, we have chosen to start leasing land in the south half of Coffey County, Kansas (the "Shiloh Project") which is also in the Cherokee Basin. If we are successful at leasing enough land to move forward with drilling activities (25,000 acres is our minimum goal), we will need additional capital to develop these properties. Our initial intent is to drill and, if commercial quantities of gas is produced, to complete the drilled wells. If this phase is successful, we may determine to perform core drilling activities to prove up reserves. If we take this action and we are able to prove up reserves that merit additional drilling activity, our management may determine to either raise additional funds to expand drilling or partner or farm out certain parcels to rapidly develop our leases.

          Recently we concluded three private placements of our common stock raising $198,000 to pay legal and accounting fees, to retain our geological consultant and to fund our operations. In addition to general operating expenses, we will use this capital to acquire operating leases in our targeted area. We anticipate that each well in the Cherokee Basin will cost approximately $25,000 to explore, drill and test and an additional $15,000 to complete. We intend to hire third parties to perform our drilling activities.

          Although there are existing gas pipelines in southern Kansas, until we identify specific properties to lease it will be difficult to estimate the costs of transporting our products to such pipelines or other distribution facilities, should we successfully drill and complete any gas wells.

          The prices obtained for oil and gas are dependent on numerous factors beyond our control, including domestic and foreign production rates of oil and gas, market demand and the effect of governmental regulations and incentives. We do not have any delivery commitments with respect to any oil or gas produced from any properties that we acquire. However, due to the high demand for natural gas, we do not anticipate any difficulties in selling any oil and gas that we produce, once it has been delivered to a distribution facility.

          Additionally we recently acquired an option for a lease on 4,560 acres in Blaine County, Montana from Geominerals Corp. for $1,400. Geominerals Corp. is controlled by George Andrews, our former president and sole director.

          Assuming we discover and prove reserves on any properties that we lease, we may decide to sell some or all of these fields if we receive an appropriate offer for them.

          We intend to change our name to "Vista Exploration Corporation" to reflect our new plan of operation. At our annual shareholders meeting scheduled for Friday, August 10, 2001, our shareholders will vote on an amendment to our Articles of Incorporation to change our name.

Liquidity and Capital Resources

          During March 2001, we spent approximately $6,000 pursuing potential oil and gas properties and approximately $10,000 in legal fees in connection with negotiating potential acquisitions and preparing investment documents in connection with our capital raising efforts. These funds were advanced to us by Mr. Charles Ross, currently our sole officer and director. At March 31, 2001, we had cash of $73, a decrease of $740 from March 31, 2000.

          In April 2001, we raised $33,000 through the sale of 3,300,000 shares of our common stock and in June 2001 we raised an additional $165,000 through the sale of another 1,110,000 shares. A portion of the proceeds was used to repay the March 2001 advances. We intend to use the remaining proceeds to acquire oil and gas leases, as discussed above in "Our Current Plan of Operation," and to prepare and file the registration statement of which this prospectus is a part. We will need to raise additional funds to commence drilling operations, as discussed above in "Our Current Plan of Operation."

          As a result of our changed plan of operation, we have not yet developed a formal budget for the balance of the fiscal year. Our budget is almost entirely discretionary and therefore our inability to finance operations will slow our progress but should not cause us to cease operations. However, if we were unable to meet a required payment for land leased for our oil and gas operations or for well completion, we could suffer a substantial loss of a business opportunity.

Employees

          We currently have no full time employees except our president who is devoting his full-time to our activities. We expect to employ one or two persons in the near future to help us lease land for our oil and gas operations.

Competition

          Competition in the oil and gas business is intense, particularly with respect to the acquisition of producing properties, proved undeveloped acreage and leases. Major and independent oil and gas companies actively bid for desirable oil and gas properties and for the equipment and labor required for their operation and development. Many of our competitors have substantially greater market share, greater financial and other resources, better name recognition and longer operating histories than we do, which may adversely affect our ability to compete. Because of this competition, we may not be able to acquire or lease desirable oil and gas properties or to hire third parties to drill our properties.

Government Regulation

          Our oil and gas business will be subject to various federal, state and local laws and governmental regulations which may be changed from time to time in response to economic or political conditions.

Federal Regulation of First Sales and Transportation of Natural Gas

          Historically, the transportation and sale of natural gas in U.S. interstate commerce has been regulated pursuant to several laws enacted by Congress and the regulations promulgated under these laws by the Federal Energy Regulatory Commission, or FERC. The FERC regulates the transportation and sale for resale of natural gas in interstate commerce pursuant to the Natural Gas Act of 1938, or NGA, and the Natural Gas Policy Act of 1978, or NGPA. In the past, the federal government has regulated the prices at which oil and gas could be sold. While "first sales" by producers of natural gas, and all sales of crude oil, condensate and natural gas liquids can currently be made at uncontrolled market prices, Congress could reenact price controls in the future. Deregulation of wellhead sales in the natural gas industry began with the enactment of the NGPA in 1978. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act. The Decontrol Act removed all NGA and NGPA price and non-price controls affecting wellhead sales of natural gas effective January 1, 1993. FERC jurisdiction over transportation and sales other than "first sales" has not been affected.

          Commencing in the mid-1980s, FERC promulgated several orders designed to correct market distortions and to make gas markets more competitive by removing the transportation barriers to market access. These orders have had a profound influence upon natural gas markets in the United States and have, among other things, fostered the development of a large spot market for gas. The following is a brief description of the most significant of those orders and is not intended to constitute a complete description of those orders or their impact.

          In April 1992, FERC issued Order 636, which restructured both the sales and transportation services provided by interstate natural gas pipelines. The purpose of Order 636 is to improve the competitive structure of the pipeline industry and maximize consumer benefits from the competitive wellhead gas market. The major function of Order 636 is to assure that the services non-pipeline companies can obtain from pipelines are comparable to the services pipeline companies offer to their gas sales customers. One of the key features of the Order is the "unbundling" of services that pipelines offer their customers. This means that pipelines must offer transportation and other services separately from the sale of gas. The courts have largely affirmed the significant features of Order No. 636 and numerous related orders pertaining to individual pipelines, although certain appeals remain pending and FERC continues to review and modify their open access regulations. These initiatives may affect the intrastate transportation of gas under certain circumstances.

          In particular, FERC is conducting a broad review of their transportation regulations, including how they operate in conjunction with state proposals for retail gas market restructuring, whether to eliminate cost-of-service rates for short-term transportation, whether to allocate all short-term capacity on the basis of competitive auctions, and whether changes to long-term transportation policies may also be appropriate to avoid a market bias toward short-term contracts. In February 2000, FERC issued Order No. 637 amending certain regulations governing interstate natural gas pipeline companies in response to the development of more competitive markets for natural gas and natural gas transportation. The goal of Order No. 637 is to "fine tune" the open access regulations implemented by Order No. 636 to accommodate subsequent changes in the market. Key provisions of Order No. 637 include: (1) waiving the price ceiling for short-term capacity release transactions until September 30, 2002, subject to review and possible extension of the program at that time; (2) permitting value-oriented peak/off peak rates to better allocate revenue responsibility between short-term and long-term markets; (3) permitting term-differentiated rates, in order to better allocate risks between shippers and the pipeline; (4) revising the regulations related to scheduling procedures, capacity, segmentation, imbalance management, and penalties; (5) retaining the right of first refusal, or ROFR, and the 5 year matching cap for long-term shippers at maximum rates, but significantly narrowing the ROFR for customers that FERC does not deem to be captive; and (6) adopting new web site reporting requirements that include daily transactional data on all firm and interruptible contracts and daily reporting of scheduled quantities at points or segments. The new reporting requirements became effective September 1, 2000. We cannot predict what action FERC will take on these matters in the future, nor can we accurately predict whether FERC's actions will, over the long term, achieve the goal of increasing competition in markets in which our natural gas may be sold. We do not believe that we will be affected by any action taken materially differently than other natural gas producers, gatherers and marketers with which we will compete.

          FERC regulates the rates and services of "natural-gas companies," which the NGA defines as persons engaged in the transportation of gas in interstate commerce for resale. As previously discussed, the regulation of producers under the NGA has been phased out. Interstate pipelines, however, continue to be regulated by FERC under the NGA. Various state commissions also regulate the rates and services of pipelines whose operations are purely intrastate in nature, although generally sales to and transportation on behalf of other pipelines or industrial end-users are not subject to material state regulation.

          There are many legislative proposals pending in Congress and in the legislatures of various states that, if enacted, might significantly affect the petroleum industry. It is impossible to predict what proposals will be enacted and what effect, if any, such proposals would have on us and our proposed operations.

State and Local Regulation of Drilling and Production

          State regulatory authorities have established rules and regulations requiring permits for drilling, drilling bonds and reports concerning operations. The states in which we may operate also have statutes and regulations governing a number of environmental and conservation matters, including the unitization and pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells. A few states also prorate production to the market demand for oil and gas.

Environmental Regulations

          Our oil and gas exploration activities will be subject to numerous laws and regulations governing virtually all facets of these activities, including the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations require the acquisition of a permit before drilling commences, prohibit drilling activities on certain lands lying within wilderness and other protected areas and impose substantial liabilities for pollution resulting from drilling operations. Permits also are required to plug and abandon wells. Such laws and regulations also restrict the emissions of air or other pollution resulting from our operations, and impose liability for the clean up of contaminated properties. Moreover, state and federal environmental laws and regulations may become more stringent in the future. State initiatives to further regulate the disposal of oil and gas wastes are pending in some states, including states in which we may operate, and these various initiatives could have a similar impact on us.

Operational Hazards and Insurance

          Our operations will be subject to the usual hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, releases of toxic gas and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations.

          We will obtain and maintain general liability insurance in amounts and on terms that we consider to be reasonable for our operations and in accordance with customary industry practices. Such insurance will not cover every potential risk associated with the drilling, production and processing of oil and gas. In particular, coverage is not obtainable for all types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on our financial condition and results of operations. Moreover, no assurance can be given that we will be able to obtain or maintain adequate insurance at rates we consider reasonable.

Our Headquarters

          Prior to April 2001, we occupied offices in the home of our former president in Littleton, Colorado. During that period we incurred a rent expense of $100 per month to Corporate Management Services, Inc. which also occupies offices in the same location.

          In April 2001, we moved our headquarters to 11952 Farley, Shawnee Mission, Kansas 66213, where we occupy offices in the home of our sole officer and director at no cost to us. Mr. Ross has agreed to continue this arrangement until we make other arrangements.

          We recently have rented an approximately 200 square foot office on a month-to-month basis for $350.00 per month in Burlington, Kansas near our planned coal bed methane gas leasing operations.

Litigation

          We do not know of any pending or threatened legal proceedings to which we are a party. We also are not aware of any proceedings being contemplated by governmental authorities against us.

                                   MANAGEMENT

Directors and Officers

          The following table sets forth the name, age and position of each of our officers and directors as of the date of this prospectus.

Name                    Age      Position                 Term
----                    ---      --------                 ----

Charles A. Ross, Sr.    61       President and Director   April 2001 to present


          Charles A. Ross, Sr. has been our President and a Director since April 10, 2001. Mr. Ross has agreed to devote as much time to our activities as is required to implement our new plan of operation.

          From June 1998 until March 2001, Mr. Ross was self-employed and an investor. From August 1995 until May 1998, he was the President and CEO and a director of Edgerton Technology, Inc. and from July 1996 until May 1998 he was the Chairman of the Board, President, CEO and Treasurer of Edgerton Musical Amplifiers, Inc. From August 1992 to August 1995, Mr. Ross was a self-employed consultant and investor.

          Other public companies in which Mr. Ross served as an officer or director include Copilot Electronic Products, Inc. from 1989 to 1992, Birdview Satellite Communications, Inc. from 1981 to 1986, and Kustom Electronics, Inc. from 1965 to 1973. In 1968 he was named Kansas Small Businessman of the Year by the Small Business Administration.

          Our board of directors consists of three directors and we currently have two vacancies. At our shareholders meeting on August 10, 2001, our shareholders will vote on one nominee to our board, Mr. Ross. Mr. Ross is actively seeking additional qualified individuals to serve as directors on our board.



          We are in the process of soliciting the consent of our shareholders to amend our Articles of Incorporation to provide for staggered three year terms for our directors. If such amendment is approved, Mr. Ross will serve for a three-year term while the other two directors, if appointed, will serve one and two year terms. Upon the expiration of the initial staggered terms, directors will be elected for terms of three years, to succeed those whose terms have expired.

          Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders, such as removing directors from our board as provided under Colorado law.

          Our officers are elected by the board of directors at the first board of directors meeting after each annual meeting of our shareholders and hold office until their successors are duly elected and qualified in accordance with our Bylaws. Our next annual meeting of shareholders is scheduled for August 10, 2001.

          There are no agreements or understandings for our sole officer and director to resign at the request of another person nor is he acting on behalf of or at the direction of any other person.

                             EXECUTIVE COMPENSATION

          The following table sets out the annual compensation paid to our sole officer for the last three completed fiscal years. No executive officer of ours received annual compensation in excess of $100,000 during the last three completed fiscal years.

Summary Compensation Table

                                                                         Long-Term Compensation
                                                                         ----------------------
                          Annual Compensation                                      Awards                      Payouts
                          -------------------                                      ------                      -------
                                                                                        Securities
                        Fiscal                                 Other      Restricted    Underlying
     Name and            Year                                  Annual       Stock        Options/        LTIP        All Other
Principal Position      Ending     Salary ($)    Bonus ($)     Comp.      Awards ($)     SARs (#)     Payouts ($)     Comp.($)
------------------      -------    ----------    ---------     -----      ----------     --------     -----------     --------
George Andrews,         3/31/01         0            0           0            0              0             0             0
former President        4/30/00         0            0           0            0              0             0             0
                        4/30/99         0            0           0            0              0             0             0


Officer Compensation

          As of the date hereof, no executive officer has received any compensation for services rendered to us nor have they accrued any compensation pursuant to any agreement with us. In the future, we likely will compensate our officers for their services.

Option Exercises and Values

          None of our executive officers holds any stock options to purchase our common stock.

Long-Term Incentive Plans

          We do not have any long-term incentive plans. No retirement, pension, profit sharing, stock option, insurance programs or other similar programs have been adopted by us for the benefit of our employees.

                                       15



Employment Contracts and Termination of Employment Arrangements

          There are no other compensatory plans or arrangements, including payments to be received from us, with respect to the resignation, retirement or other termination of the employment of any executive officer or related to a change in control in us.

Director Compensation

          None of our directors received any compensation during our most recent fiscal year for serving in their position as directors. If we do have funds available in the future, we likely will reimburse our directors for expenses incurred by them in their duties as a director.

               SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

          The following table sets forth information as of the date of this prospectus concerning the beneficial ownership of our common stock: by each of our executive officers, directors and director nominees; by all executive officers, directors and director nominees as a group; and by each person who beneficially owns more than 5% of our common stock (each a "Principal
Stockholder").

         Name and Address of                                Common Stock             Percent of Class
          Beneficial Owner                               Beneficially Owned         Beneficially Owned
          ----------------                               ------------------         ------------------
Charles A. Ross, Sr., Director and President                  900,000                      17 %
11952 Farley
Shawnee Mission, KS 66213
All directors and executive officers as a group (1            900,000                      17 %
person):

Jeffrey P. Frazier, Principal Stockholder                   1,000,000                    17.7 %
2956 Nova Road
Pine, CO 80470

Gary J. Grieco, Principal Stockholder                       1,250,000                    22.2 %
2856 La Casita Avenue
Las Vegas, NV 89120

Terrie L. Pham, Principal Stockholder                       1,000,000                    17.7 %
16511 E. 27 Terrace
Independence, MO 64055

The Hedge Fund, LLC, Principal Stockholder                    360,000                     6.4 %
Brad Beveri, Managing Member
15139 W. 119th
Overland Park, KS 66062


          Rule 13d-3 under the Securities Exchange Act of 1934 provides the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities.
Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

                                       16


                            SELLING SECURITY HOLDERS

          The following table shows for each selling security holder:

     o the number of shares of common stock beneficially owned by him or her as of the date of this prospectus,

     o    the number of shares of common stock covered by this prospectus, and

     o the number of shares of common stock to be retained after this offering, if any, assuming the selling security holder sells the maximum number of shares (and percentage of outstanding shares of common stock owned after this offering, if more than 1%).

The selling security holders are not required, and may choose not, to sell any of their shares of common stock.

                                              Number of Shares of                                      Number of Shares of
                                                 Common Stock             Number of Shares of              Common Stock
                                              Beneficially Owned              Common Stock           Beneficially Owned After
               Name                           Before the Offering              to Be Sold                  the Offering
               ----                           -------------------              ----------                  ------------
Corporate Management Services, Inc.                100,000                      100,000                          0
(1), (2)

George Andrews (1)                                   5,000                        5,000                          0

Joan Andrews (1)                                     5,000                        5,000                          0

Barbara Davidson (1)                                 5,000                        5,000                          0

Arnold L. Weyand Trust                               5,000                        5,000                          0

Bradford & Nancy Oesch                               5,000                        5,000                          0

Douglas H. Willson                                   5,000                        5,000                          0

Alan J. Woydziak                                     5,000                        5,000                          0

Ronald Sauter                                        5,000                        5,000                          0

Raymond A. Ritter Trust                              5,000                        5,000                          0

James A. Christy                                     5,000                        5,000                          0

William N. Gunderson                                 5,000                        5,000                          0

Boxer Capital Ltd.                                   5,000                        5,000                          0

Donald A. Christensen                                5,000                        5,000                          0

Robert & Jane Hooper                                 5,000                        5,000                          0

L. A. Wuischpard                                     5,000                        5,000                          0

Anthony Clanton                                      5,000                        5,000                          0

Britt Clanton                                        5,000                        5,000                          0

Leigh Shelley Clanton                                5,000                        5,000                          0

Barbara & Michael Sauter                             5,000                        5,000                          0

Jeffrey & Christa Sauter                             5,000                        5,000                          0

William & Joanna Woodward                            5,000                        5,000                          0

Kathleen Cavanaugh                                   5,000                        5,000                          0

Emprise, Inc.                                        5,000                        5,000                          0


                                       17


                                              Number of Shares of                                      Number of Shares of
                                                 Common Stock             Number of Shares of              Common Stock
                                              Beneficially Owned              Common Stock           Beneficially Owned After
    Name                                      Before the Offering              to Be Sold                  the Offering
    ----                                      -------------------              ----------                  ------------
Don Kramer                                           5,000                        5,000                          0

Robert B. Reed                                       5,000                        5,000                          0

Jolaine Roth                                         5,000                        5,000                          0

John K. Zerwick                                      5,000                        5,000                          0

Bruce C. Carey                                       5,000                        5,000                          0

Carol L. Curtiss                                     5,000                        5,000                          0

Dennis E. & Katherine Nattress                       5,000                        5,000                          0

Betty Crowley                                        5,000                        5,000                          0

Jim Hesselgrave                                      5,000                        5,000                          0

Andrew & Gigi Pidcock                                5,000                        5,000                          0

Gary N. TenEyck                                      5,000                        5,000                          0

Colorado Resorts, Inc.                               5,000                        5,000                          0

Dacono Park, LLC                                     5,000                        5,000                          0

Paul B. Knight                                       5,000                        5,000                          0

Transwestern Mortgages, Inc.                         5,000                        5,000                          0

Stephen Co.                                          5,000                        5,000                          0

Karla M. Alvarez                                     5,000                        5,000                          0

Natalie R. Shields                                   5,000                        5,000                          0

Randolph S. Julian                                   5,000                        5,000                          0

Devon Golding                                        5,000                        5,000                          0

Paul & Margaret McManigal                            5,000                        5,000                          0

Thomas G. Ispas                                      5,000                        5,000                          0

Charles A. Baird                                     5,000                        5,000                          0

Gary J. Grieco                                   1,250,000                      250,000                 1,000,000 (17.7%)

Harvey M. Burstein                                 250,000                      250,000                         0

Mallard Management Inc.                            250,000                      250,000                         0

The Hedge Fund, LLC (3)                            360,000                      360,000                         0

(1) From April 11, 1998, to April 10, 2001, Corporate Management Services, Inc.
or CMS owned approximately 81% of our issued and outstanding common stock. See
"Certain Transactions" below regarding transactions between us and CMS during this period. George Andrews is the sole director and a 50% shareholder of CMS and was our sole officer and director until April 10, 2001. Barbara Davidson is a 50% shareholder of CMS.

(2) As part of the sale of a controlling interest to Mr. Ross, CMS agreed not to sell 50% of its shares for a period of 180 days after the effective date of the resale registration statement of which this prospectus is a part.

(3) The Hedge Fund, LLC has agreed to limit the number of shares that it may sell in any six month period to 250,000.

                                       18

                              PLAN OF DISTRIBUTION

          We are registering the shares of our common stock covered by this prospectus.

          As used in this prospectus, selling security holder includes any donees, pledgees, transferees or other successors in interest who will hold the selling security holders' shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling security holders will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

          The selling security holders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling security holders may sell some or all of their common stock through:

     o    ordinary brokers' transactions which may include long or short sales;

     o    transactions involving cross or block trades or otherwise;

     o purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

     o    market makers or into an existing market for our common stock;

     o other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

     o    transactions in options, swaps or other derivatives; or

     o any combination of the selling options described in this prospectus, or by any other legally available means.

          The selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holders also may enter into option or other transactions with broker-dealers that require the delivery by those broker-dealers of the common stock. Thereafter, the shares may be resold under this prospectus.

          In their selling activities, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the Exchange Act's rules and regulations, including Regulation M, which may limit the selling security holders' timing of purchases and sales of our common stock.

          The selling security holders and any broker-dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If any selling security holders or any broker-dealer qualifies as an "underwriter," then they will be subject to the prospectus delivery requirements of Section 153 of the Securities Act, which may include delivery through the facilities of the NASD.

          In conjunction with sales to or through brokers, dealers or agents, the selling security holders may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling security holders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

          In addition to selling their shares of common stock under this prospectus, the selling security holders may:

     o transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or

     o sell their common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

          The selling security holders have been advised by us that during the time each is engaged in distribution of the securities covered by this prospectus, each must comply with Rule 10b-5 and Regulation M under the Exchange Act. They must do all of the following under those rules:

     o not engage in any stabilization activity in connection with our securities;

     o furnish each broker through which securities covered by this prospectus may be offered the number of copies of this prospectus which are required by each broker; and

     o not bid for or purchase any securities of ours or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

          Any selling security holders who may be "affiliated purchasers" of ours, as defined in Regulation M, have been further advised that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M.

          We will amend or supplement this prospectus if required under the Securities Act.

                              CERTAIN TRANSACTIONS

          On April 11, 1998, we issued a total of 1,000,000 shares of our common stock to Corporate Management Services, Inc., or CMS, in exchange for services related to management and organization costs of $500. Mr. George Andrews, our sole officer and director until April 2001, is the sole director and a 50% shareholder of CMS. From April 11, 1998, to April 10, 2001, CMS provided us with administrative and marketing services on an as-needed basis without additional charge.

          Additionally, from our inception to March 31, 2001, we incurred an expense of $100 per month for rent and other administrative services which were performed by CMS on our behalf. As of March 31, 2001, we had incurred rent and administrative service expenses totaling $3,600, which amount has been credited to additional paid-in capital on our financial statements.

          From April 11, 1998, to April 10, 2001, CMS advanced to us any additional funds which we needed for operating capital and for costs in connection with searching for or completing an acquisition or merger. Such advances were made without expectation of repayment (other than offsets of earned interest) unless the owners of a business which we acquired or merged with agreed to repay all or a portion of such advances. As of March 31, 2001, CMS had advanced a total of $5,155 to us for legal, accounting, general and administrative expenses, which amount was treated as an accrued liability on our financial statements but which was forgiven by CMS as of April 30, 2001.

          On or about March 3, 2001, we and CMS entered into an Agreement for the Purchase of Common Stock with Charles A. Ross, Sr. pursuant to which CMS sold 900,000 shares of our common stock to Mr. Ross for $1,000. Pursuant to that agreement, on April 10, 2001, Mr. Andrews resigned as our sole officer and director and Mr. Ross became our sole officer and director.

                            DESCRIPTION OF OUR STOCK

          We are authorized to issue 20,000,000 shares of common stock, no par value, and 5,000,000 shares of non-voting preferred stock, no par value. There are 5,640,000 shares of common stock currently outstanding and no shares of preferred stock outstanding.

Common Stock

          Holders of common stock are entitled to dividends when declared by our board of directors. Dividends on our common stock will be subject to any priority as to dividends for any preferred stock that may be outstanding. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors. Cumulative voting for the election of directors is not permitted. The holders of a majority of our common stock entitled to vote constitute a quorum at meetings of shareholders. The vote of the holders of a majority of common stock present at such a meeting will decide any question brought before such meeting.

          Upon our liquidation or dissolution, the holder of each outstanding share of common stock will be entitled to share ratably in our net assets after the payment of all debts and other liabilities. No holder of common stock has any preemptive or preferential rights to purchase or subscribe for any part of any unissued or any additional authorized stock or any of our securities convertible into shares of our stock. No holder of common stock has redemption or conversion rights. Our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

          Our board of directors is authorized by our Articles of Incorporation to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to Colorado law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by our shareholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders and may adversely affect the voting and other rights of the holders of our common stock. At present we have no plans to issue any preferred stock nor to adopt any series, preferences or other classification of preferred stock.

          The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Transfer Agent and Registrar

          The transfer agent for our common stock is Computer Share Investor Services, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228.

                         SHARES ELIGIBLE FOR FUTURE SALE

          We currently have 5,640,000 shares of common stock outstanding, of which 1,440,000 shares are being registered for resale pursuant to the registration statement of which this prospectus is a part. The 1,440,000 shares of common stock registered for resale hereunder will be freely tradable without restriction or further registration under the Securities Act to the extent that a market develops for our securities. All of the 4,200,000 outstanding shares of common stock not registered for resale hereunder are "restricted securities."

          Any shares purchased by an affiliate of ours will be subject to the resale limitations of Rule 144 under the Securities Act. An affiliate of ours is a person who has a control relationship with us, which generally includes our executive officers, directors and 10% or more stockholders.

          "Restricted securities" may only be sold as follows:

     o    pursuant to a registration statement under the Securities Act,

     o    in compliance with the exemption provisions of Rule 144, or

     o    pursuant to another exemption under the Securities Act.

          In general, Rule 144 requires that affiliates and persons owning restricted securities hold their securities for a minimum of one year, limits the number of securities that may be sold within any 3 month period, requires that sales must be made through unsolicited brokers' transactions or in transactions directly with a market maker, and requires the filing of a Form 144 if the securities to be sold during any three-month period exceeds 500 shares or has a total sales price over $10,000. Rule 144 limits the number of shares of our common stock that may be sold within any 3 month period to the greater of:

     o    one percent of the outstanding shares of our common stock, and

     o the average weekly trading volume of our common stock during the four calendar weeks prior to such sale.

Sales under Rule 144 are also subject to the availability of current public information about us. However, persons who are not affiliated with us and who have held their restricted securities for at least two years may resell their shares without regard to the foregoing requirements of Rule 144.

          A sale of shares by our current shareholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of our common stock. To the extent that these shares enter the market, the value of our common stock in the over-the-counter market may be reduced.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

          There is no public market for our common stock. Our common stock does not have a trading symbol and is not currently listed or quoted on any quotation medium. Once we have applied for a trading symbol and pre-cleared our shares for trading, our common stock may be traded in the over-the-counter market. However, there can be no assurance of whether, when or at what price trading in our stock will occur.

Holders

          As of July 20, 2001, we had approximately 57 beneficial owners of our common stock. We do not have outstanding any options or warrants to acquire, or any securities convertible into, any shares of our common stock.

Dividends

          Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. We have not declared any cash dividends on our common shares for the last two fiscal years and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to use all available funds for the development of our business. We are not currently a party to any agreement restricting the payment of dividends.

                                  LEGAL MATTERS

          Ballard Spahr Andrews & Ingersoll, LLP will pass upon the validity of the common stock offered by this prospectus. Barbara Davidson, the wife of a partner in the Denver office of Ballard Spahr Andrews & Ingersoll, LLP is a selling security holder and is a 50% shareholder of Corporate Management Services, Inc.

                                     EXPERTS

          Our financial statements for the year ended April 30, 2000, and the eleven months ended March 31, 2001, in this prospectus have been audited by Cordovano & Harvey, P.C., independent certified public accountants, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

          The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

          Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                BAIL CORPORATION
                          (A Development Stage Company)

                          INDEX TO FINANCIAL STATEMENTS


F-2  Independent Auditors' Report

F-3  Balance Sheet as of March 31, 2001

F-4 Statements of Operations for the eleven months ended March 31, 2001 and 2000 (unaudited), for the year ended April 30, 2000, and from April 9, 1998 (inception) through March 31, 2001

F-5 Statement of Shareholders' Deficit from April 9, 1998 (inception) through March 31, 2001

F-6 Statements of Cash Flows for the eleven months ended March 31, 2001 and 2000 (unaudited), for the year ended April 30, 2000, and from April 9, 1998 (inception) through March 31, 2001

F-7  Notes to Financial Statements

                          Independent Auditors' Report

To the Board of Directors and Shareholders
Bail Corporation

We have audited the balance sheet of Bail Corporation (a development stage company) as of March 31, 2001 and the related statements of operations, shareholders' deficit and cash flows for the eleven months ended March 31, 2001, for the year ended April 30, 2000, and for the period from April 9, 1998 (inception) through March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bail Corporation as of March 31, 2001, and the related statements of operations and cash flows for the eleven months ended March 31, 2001, for the year ended April 30, 2000, and for the period from April 9, 1998 (inception) through March 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred losses since inception and has a net capital deficit at March 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Cordovano and Harvey, P.C
-----------------------------
Cordovano and Harvey, P.C
Denver, Colorado
July 3, 2001

                                BAIL CORPORATION
                          (A Development Stage Company)

                                  Balance Sheet

                                 March 31, 2001

ASSETS
Current assets:
      Cash ........................................................    $     73
                                                                       --------
                                               Total current assets          73

Deferred offering costs ...........................................      10,000
                                                                       --------

                                                                       $ 10,073
                                                                       ========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
      Accrued liabilities .........................................    $  2,000
      Accounts payable, related party (Note B) ....................       6,115
      Due to officer (Note B) .....................................      10,500
                                                                       --------
                                          Total current liabilities      18,615
                                                                       --------

Shareholders' deficit (Note D):
      Preferred Stock, no par value, 5,000,000 shares
        authorized, -0- shares issued and outstanding .............        --
      Common stock, no par value, 20,000,000 shares
         authorized, 1,230,000 shares issued and outstanding ......       2,673
      Additional paid-in capital ..................................       3,600
      Deficit accumulated during the development stage ............     (14,815)
                                                                       --------
                                        Total shareholders' deficit      (8,542)
                                                                       --------

                                                                       $ 10,073
                                                                       ========


                 See accompanying notes to financial statements



                                               BAIL CORPORATION
                                         (A Development Stage Company)

                                           Statements of Operations

                                                                                                   April 9, 1998
                                                           Eleven Months Ended                      (Inception)
                                                                March 31,            Year Ended       Through
                                                       --------------------------     April 30,      March 31,
                                                          2001            2000          2000            2001
                                                       -----------    -----------    -----------    -----------
                                                                      (Unaudited)
Costs and expenses:
    Legal fees .....................................         1,492          2,097          2,097          3,895
    Accounting fees ................................         2,750            751          2,001          5,751
    Travel .........................................         5,339           --             --            5,339
    General and administrative .....................           920             21             28            999
    Rent, related party (Note B) ...................         1,100          1,100          1,200          3,600
    Organizational costs ...........................          --             --             --              500
                                                       -----------    -----------    -----------    -----------
                                      Operating loss       (11,601)        (3,969)        (5,326)       (20,084)

Interest income ....................................             8             49             57            114
                                                       -----------    -----------    -----------    -----------
     Loss before income taxes and extraordinary item       (11,593)        (3,920)        (5,269)       (19,970)

Provision for income taxes (Note C) ................          --             --             --             --
                                                       -----------    -----------    -----------    -----------
                      Loss before extraordinary item       (11,593)        (3,920)        (5,269)       (19,970)

Extraordinary gain on extinguishment of debt,
    net of income taxes of $-0- (Note A) ...........         5,155           --             --            5,155
                                                       -----------    -----------    -----------    -----------

                                            Net loss   $    (6,438)   $    (3,920)   $    (5,269)   $   (14,815)
                                                       ===========    ===========    ===========    ===========

Basic and diluted loss per common share:
    Before extraordinary item ......................   $      *       $      *       $      *
                                                       ===========    ===========    ===========
    Gain on extinguishment of debt .................   $      *       $      *       $      *
                                                       ===========    ===========    ===========
    Net loss .......................................   $      *       $      *       $      *
                                                       ===========    ===========    ===========

Basic and diluted weighted average
    common shares outstanding ......................     1,230,000      1,230,000      1,230,000
                                                       ===========    ===========    ===========


    *  Less than $.01 per share


                                See accompanying notes to financial statements

                                                      F-4


                                                         BAIL CORPORATION
                                                   (A Development Stage Company)

                                                Statement of Shareholders' Deficit

                                         April 9, 1998 (inception) through March 31, 2001

                                                                                                                Deficit
                                                                                                              Accumulated
                                                        Preferred Stock          Common Stock      Additional   During
                                                        ----------------    ----------------------  Paid-In   Development
                                                        Shares    Amount       Shares      Amount   Capital      Stage      Total
                                                        ------    ------    -----------    -------   -------   ---------   --------
Beginning balance, April 9, 1998 ....................     --      $ --             --      $  --     $  --     $    --     $   --
April 1998, common stock issued in
    exchange for services and organizational
    costs (Note B) ..................................     --        --        1,000,000        500      --          --          500
Contributed rent (Note B) ...........................     --        --             --         --         100        --          100
Net loss for the period ended April 30, 1998 ........     --        --             --         --        --          (688)      (688)
                                                        ------    ------    -----------    -------   -------   ---------   --------
                              BALANCE, APRIL 30, 1998     --        --        1,000,000        500       100        (688)       (88)

May 1998, common stock issued for cash,
    net of $127 of offering costs (Note B) ..........     --        --          230,000      2,173      --          --        2,173
Contributed rent (Note B) ...........................     --        --             --         --       1,200        --        1,200
Net loss for year ended April 30, 1999 ..............     --        --             --         --        --        (2,420)    (2,420)
                                                        ------    ------    -----------    -------   -------   ---------   --------
                              BALANCE, APRIL 30, 1999     --        --        1,230,000      2,673     1,300      (3,108)       865

Contributed rent (Note B) ...........................     --        --             --         --       1,200        --        1,200
Net loss for year ended April 30, 2000 ..............     --        --             --         --        --        (5,269)    (5,269)
                                                        ------    ------    -----------    -------   -------   ---------   --------
                              BALANCE, APRIL 30, 2000     --        --        1,230,000      2,673     2,500      (8,377)    (3,204)

Contributed rent (Note B) ...........................     --        --             --         --       1,100        --        1,100
Net loss for eleven months ended March 31, 2001 .....     --        --             --         --        --        (6,438)    (6,438)
                                                        ------    ------    -----------    -------   -------   ---------   --------
                              BALANCE, MARCH 31, 2001     --      $ --        1,230,000    $ 2,673   $ 3,600   $ (14,815)  $ (8,542)
                                                        ======    ======    ===========    =======   =======   =========   ========


                                          See accompanying notes to financial statements

                                                                 F-5

                                        BAIL CORPORATION
                                  (A Development Stage Company)

                                    Statements of Cash Flows


                                                                                        April 9, 1998
                                                      Eleven Months Ended                (Inception)
                                                            March 31,        Year Ended    Through
                                                      --------------------    April 30,   March 31,
                                                        2001        2000        2000        2001
                                                      --------    --------    --------    --------
                                                                 (Unaudited)
Cash flows from operating activities:
    Net loss ......................................   $ (6,438)   $ (3,920)   $ (5,269)   $(14,815)
    Transactions not requiring cash:
       Common stock issued for services ...........       --          --          --           500
       Contributed rent (Note B) ..................      1,100       1,100       1,200       3,600
       Changes in operating assets and liabilities:
           Accounts payable and accrued liabilities      4,644       1,598       2,203       8,115
           Interest income receivable .............        106         (49)        (57)       --
                                                      --------    --------    --------    --------
              Net cash used in operating activities       (588)     (1,271)     (1,923)     (2,600)
                                                      --------    --------    --------    --------

Cash flows from financing activities:
    Advances from officer (Note B) ................     10,500        --          --        10,500
    Sale of common  stock .........................       --          --          --         2,300
    Offering costs incurred .......................    (10,000)       --          --       (10,127)
                                                      --------    --------    --------    --------
          Net cash provided by financing activities        500        --          --         2,673
                                                      --------    --------    --------    --------

Net change in cash ................................        (88)     (1,271)     (1,923)         73
Cash, beginning of period .........................        161       2,084       2,084        --
                                                      --------    --------    --------    --------
                                Cash, end of period   $     73    $    813    $    161    $     73
                                                      ========    ========    ========    ========

Supplemental disclosure of cash flow information:
    Cash paid during the period for:
       Interest ...................................   $   --      $   --      $   --      $   --
                                                      ========    ========    ========    ========
       Income taxes ...............................   $   --      $   --      $   --      $   --
                                                      ========    ========    ========    ========
    Non-cash financing activities:
       Extraordinary gain on the extinguishment
           of debt (Note A) .......................   $  5,155    $   --      $   --      $  5,155
                                                      ========    ========    ========    ========


                         See accompanying notes to financial statements

                                             F-6

                                BAIL CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


Note A: Organization and summary of significant accounting policies

Organization

Bail Corporation (the "Company") was incorporated under the laws of Colorado on April 9, 1998 to engage in any lawful corporate undertaking. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7. The Company was originally formed as a "blank check" company with the purpose to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation. Effective March 3, 2001, 900,000 shares (approximately 73 percent) of the Company's issued and outstanding common stock was sold, resulting in a change in control of the Company. The Company's new business plan is to engage in the oil and gas business by acquiring oil and gas properties and developing those properties and/or purchasing producing properties principally located in the mid-western and western United States.

The Company's management is currently seeking to acquire oil and gas leases in portions of southeast Kansas to drill for coal bed methane gas. The Company opened an office in Burlington, Kansas and plans to lease land in the south half of Coffey County, Kansas with the help of its geological consultant. If the Company is successful at leasing enough land to move forward with drilling activities, the Company will need additional capital to develop the properties. It is the Company's intent to complete drilled wells; however, the Company may have acquire a partner or out-source certain properties to rapidly develop leases.

Following the change in control, the Company sold 4,410,000 shares of its no par value common stock through three private offerings for net proceeds of $188,000 after deducting offering costs of $10,000 (see Note E). The Company intends to use the net proceeds from those offerings for administrative and professional fees required to transition the business and to acquire oil and gas properties and develop a drilling program. The Company will require additional funds to commence drilling operations and there are no commitments in place for any additional funds.

During the period from April 9, 1998 (inception) through February 28, 2001, Corporate Management Services, Inc. ("CMS"), an affiliate and previous majority shareholder, paid professional fees and administrative expenses on behalf of the Company totaling $5,155, which were unpaid as of February 28, 2001. As part of the stock purchase agreement that resulted in the change in control, CMS released the Company from its obligation to repay the $5,155. The $5,155 is included in the accompanying statements of operations as extraordinary gain on extinguishment of debt.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage. It has incurred losses since inception and has a net capital deficit at March 31, 2001. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company raised $198,000 through private stock offerings following March 31, 2001 (see Note E), to fund its operations. The Company believes it will need additional capital to develop the property leases discussed above. There is no assurance that the Company will obtain the additional capital or that it will attain profitability.

                                BAIL CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


Summary of significant accounting policies

Basis of presentation

On April 18, 2001, the Company changed its year-end from April 30 to March 31. The accompanying statements of operations, shareholders' deficit and cash flows reflect the eleven-month transition period ended March 31, 2001 and the historical fiscal year results for April 30, 2000. The comparative figures for the eleven months ended March 31, 2000 have been included in the accompanying statements of operations and cash flows on an unaudited basis.

Cash equivalents

For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less. The Company had no cash equivalents at March 31, 2001.

Fair value of financial instruments

The Company has determined, based on available market information and appropriate valuation methodologies, the fair values of its financial instruments approximate carrying values. The carrying amounts of cash, accounts payable, and other current liabilities approximate fair value due to the short-term maturity of the instruments.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Organization costs

Costs related to the organization of the Company have been expensed as incurred.

Deferred offering costs

Costs related to common stock offerings are recorded initially as a deferred asset until the offering is successfully completed, at which time they are recorded as a reduction of gross proceeds in shareholders' deficit. If an offering is not successful, the costs are charged to operations at that time.

Income taxes

The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

                                BAIL CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


Loss per common share

The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share uses the average market price per share when applying the treasury stock method in determining common stock equivalents. However, the Company has a simple capital structure for the period presented and, therefore, there is no variance between the basic and diluted loss per share.

Stock based compensation

SFAS No. 123, "Accounting for Stock-Based Compensation" permits the use of either a "fair value based method" or the "intrinsic value method" defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) to account for stock-based compensation arrangements.

Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. No pro forma disclosures have been included with the accompanying financial statements as there was no pro forma effect to the Company's net loss or loss per share.

Unaudited financial statements

The financial statements presented for the eleven months ended March 31, 2000 are unaudited.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments), which are necessary to provide a fair presentation of operating results for the eleven months ended March 31, 2000, have been made.

Note B: Related party transactions

On February 28, 2001, an officer advanced the Company $10,500 for working capital. The advance carries no interest rate and is payable on demand. The $10,500 is included in the accompanying financial statements as due to officer. The Company repaid the advance subsequent to March 31, 2001.

The officer also paid travel and administrative expenses totaling $6,115 on behalf of the Company during the eleven months ended March 31, 2001. The $6,115 is included in the accompanying financial statements as accounts payable, related party. The Company repaid the expenses subsequent to March 31, 2001.

On April 11, 1998, the Company issued an affiliate 1,000,000 shares of common stock in exchange for services related to management and organization costs of $500. The affiliate will provide administrative and marketing services as needed. The affiliate may, from time to time, advance to the Company any additional funds that the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger.

                                BAIL CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


During 1998, the Company sold 230,000 shares of common stock in a private placement for $2,300. The private placement also included the offering of common shares in nineteen other corporations. The costs related to the offering and certain legal fees and general and administrative fees were allocated to each of the twenty companies participating in the offering. The Company's pro rate one twentieth share of the costs and expenses were deducted from the gross proceeds from the sale of the Company's common shares. The gross proceeds of $2,300 were transferred to the Company net of offering costs of $127 and certain general and administrative costs incurred by the affiliate of $89.

The Company incurs an expense of $100 per month for office space contributed by Corporate Management Services, Inc. ("CMS"), an affiliate of the Company. The Company reported rent expense of $1,100, $1,100 (unaudited), $1,200, and $3,600, respectively, for the eleven months ended March 31, 2001 and 2000, the year ended April 30, 2000, and the period from April 9, 1998 (inception) through March 31, 2001. The rent expense has been offset by charges to additional paid-in capital.

Note C: Income taxes

Following are reconciliations of U.S. statutory federal income tax rate to the effective rate:

                                                Eleven Months Ended
                                                      March 31,       Year Ended
                                                 ------------------    April 30,
                                                   2001       2000       2000
                                                 -------    -------    -------
                                                          (Unaudited)

 U.S. statutory federal rate .................    15.00%     15.00%     15.00%
 State income tax rate, net of federal benefit 4.04% 4.04% 4.04% Net operating loss (NOL) for which no tax
     benefit is currently available ..........   -19.04%    -19.04%    -19.04%
                                                 -------    -------    -------

                                                   0.00%      0.00%      0.00%
                                                 =======    =======    =======


The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the eleven months ended March 31, 2001, the year ended April 30, 2000, and for the period from April 9, 1998 (inception) through March 31, 2001 were $1,226, $657, and $2,483, respectively. NOL carryforwards at March 31, 2001 will expire through 2021.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

                                BAIL CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


Note D: Shareholders' equity

The preferred stock may be issued in series as determined by the Board of Directors. As required by law, each series must designate the number of share in the series and each share of a series must have identical rights of (1) dividend, (2) redemption, (3) rights in liquidation, (4) sinking fund provisions for the redemption of the share, (5) terms of conversion and (6) voting rights.

Note E: Subsequent events

During April of 2001, the Company conducted a private placement offering of 5,000,000 shares of its no par value common stock for $.01 per share pursuant to an exemption from registration claimed under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act"). The Company closed the offering after selling 3,300,000 shares. The Company received net proceeds of $29,666 after deducting offering costs totaling $3,334.

During June of 2001, the Company conducted a private placement offering of 800,000 shares of its no par value common stock for $.10 per share pursuant to an exemption from registration claimed under Rule 504 of Regulation D of the Act. The Company closed the offering after selling 750,000 shares. The Company received net proceeds of $71,667 after deducting offering costs totaling $3,333.

During June of 2001, the Company conducted a private placement offering of 1,000,000 shares of its no par value common stock for $.25 per share pursuant to an exemption from registration claimed under Rule 504 of Regulation D of the Act. The Company closed the offering after selling 360,000 shares. The Company received net proceeds of $86,667 after deducting offering costs totaling $3,333.

Following the stock offerings conducted subsequent to March 31, 2001, the Company had 5,640,000 common shares issued and outstanding.



                PART II - Information Not Required In Prospectus

Item 24. Indemnification of Directors and Officers.

          The Registrant's Articles of Incorporation eliminate the personal liability of its directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law.
The Colorado Business Corporation Act does not eliminate personal liability for monetary damages for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) voting for or assenting to a distribution in violation of Colorado law or the Registrant's Articles of Incorporation, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

          The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is wholly successful, on the merits or otherwise.

          There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 25.  Other Expenses of Issuance and Distribution.

          The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

       Total Registration Fee under Securities Act of 1933           $    90.00
       Printing and Engraving                                        $10,000*
       Accounting Fees and Expenses                                  $10,000*
       Legal Fees and Expenses                                       $50,000*
       Blue Sky Fees and Expenses (including related legal fees)     $ 3,000*
       Transfer Agent Fees                                           $ 1,000*
       Miscellaneous                                                 $ 6,000*

         Total                                                       $80,100*

* Estimated

Item 26. Recent Sales of Unregistered Securities.

          Since its inception, the Registrant has sold securities which were not registered as follows:

           Date                                 Name                          No. of Shares              Consideration
           ----                                 ----                          -------------              -------------
(1)  April 11, 1998           Corporate Management Services, Inc.*               1,000,000           Services valued at $500
(2)  April 22, 1998 to        46 shareholders (listed under "Selling             5,000 each/               $50.00 each/
     August 26, 1998          Security Holders")                               230,000 total              $2,300 total
(3)  April 23, 2001           Jeffery P. Frazier                                 1,000,000                   $10,000
(4)  April 23, 2001           Terrie L. Pham                                     1,000,000                   $10,000
(5)  April 25, 2001           Gary J. Grieco                                     1,000,000                   $10,000
(6)  April 30, 2001           3 shareholders                                   100,000 each/              $1,000 each/
                                                                               300,000 total              $3,000 total
(7)  June 7, 2001             Gary J. Grieco                                      250,000                    $25,000
(8)  June 7, 2001             Mallard Management Inc.                             250,000                    $25,000
(9)  June 7, 2001             Harvey M. Burstein                                  250,000                    $25,000
(10) June 28, 2001            The Hedge Fund, LLC                                 360,000                    $90,000

* Mr. George Andrews, the sole officer and director of the Registrant until April of 2001, is the sole director and a 50% shareholder of Corporate
Management Services, Inc. Mr. Andrews is also a selling security holder.

                                       24

          No underwriter or selling or placement agent was involved in any of the transactions described above. The sales by the Registrant listed in lines
(1) and (2) were made pursuant to Section 4(2) of the Securities Act of 1933. The sales by the Registrant listed in lines (3) through (10) were made pursuant to Section 4(2) and Rule 506 of Regulation D adopted under the Securities Act of 1933.

          All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Registrant and its management through pre-existing business or personal relationships, as long standing business associates, friends, employees, relatives or members of the immediate family of management or other shareholders. All purchasers were provided access to the material information which they requested and all information necessary to verify such information, and were afforded access to management of the Registrant in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Registrant.

Item 27. Exhibits.

          Reference is made to the Exhibit Index appearing on Page 29.

Item 28. Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shawnee Mission, State of Kansas, on July 23, 2001.

                                            BAIL CORPORATION


                                            By:  /s/  Charles A. Ross, Sr.
                                               --------------------------------
                                                      Charles A. Ross, Sr.,
                                                      President

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                     Date
-------------------------         --------------           ----------------


/s/  Charles A. Ross, Sr.            Director                July 23, 2001
-------------------------
     Charles A. Ross, Sr.

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                               ------------------


                                    EXHIBITS

                                       TO

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                     THE SECURITIES ACT OF 1933, AS AMENDED



                                BAIL CORPORATION
                   -------------------------------------------
                  (Name of Company as specified in its charter)

                                BAIL CORPORATION

                        FORM SB-2 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

     The following exhibits are filed as part of Registrant's Registration Statement on Form SB-2:

   Exhibit
     No.                              Description
     ---                              -----------

     3.1 Articles of Incorporation of Bail Corporation (incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form 10-SB filed with the Commission on September 13, 1999).

     3.2       Bylaws of Bail Corporation (incorporated by reference to Exhibit
               2.2 to Registrant's Registration Statement on Form 10-SB filed with the Commission on September 13, 1999).

     5.1       Opinion of Ballard Spahr Andrews & Ingersoll, LLP*

     10.1 Agreement for the Purchase of Common Stock dated as of February 27, 2001, and effective as of March 3, 2001, by and between Corporate Management Services, Inc., Bail Corporation and Charles
               A. Ross, Sr. (incorporated by reference herein to Exhibit 7.1 of the Form 8-K filed March 9, 2001, Commission file #000-27321).

     10.2 Mutual Release dated as of April 30, 2001, between Bail Corporation and Corporate Management Services, Inc. (incorporated by reference herein to Exhibit 10.2 of the Registrant's 10-KSB for the period ended March 31, 2001).

     10.3 Agreement dated June 22, 2001, between Bail Corporation, TCC Royalty Corp. and Austin Exploration L.L.C. regarding Shiloh Project / Cherokee Basin Coal Bed Methane (incorporated by reference herein to Exhibit 10.3 of the Registrant's 10-KSB for the period ended March 31, 2001).

     23.1      Consent of Cordovano & Harvey, P.C.*

     23.2      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
               Exhibit 5.1)*

----------------------------
* Filed herewith.